EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-97063, 333-06419, 333-41321, 333-67841, 333-85105 and 333-107738 of Epicor Software Corporation on Form S-8 and Registration Statement Nos. 333-38105, 333-46395 and 333-104277 on Form-S-3 of our report dated March 31, 2004 relating to the financial statements and financial statement schedule of Scala Business Solutions N.V. which is included in this Current Report on Form 8-K/A of Epicor Software Corporation.

/s/ KPMG ACCOUNTANTS N.V.
KPMG Accountants N.V.
Amsterdam, The Netherlands
September 7, 2004